SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 8, 2004
                                                           ------------

                              Strat Petroleum, Ltd.
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             (Exact name of registrant as specified in its charter)

           Wyoming                    0-15435                 13-1026995
           -------                    -------                 ----------
 (State or other jurisdiction     (Commission File           (IRS Employer
      of incorporation)                Number)             Identification No.)

          545 North Rivermede Road, Suite 200, Concord, Ontario L4K 4H1
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               (Address of principal executive offices) (Zip Code)

                                  (905)761-9169
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              (Registrant's telephone number, including area code)

                            F2 Broadcast Network Inc.
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          (Former Name or Former Address, if changed Since Last Report)


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Item 1. Changes in Control of Registrant.

       On June 2, 2004, F2 Broadcast Network, Inc. entered into a letter of intent acquire Inese Ltd. an Ontario corporation in exchange for shares equating to 60-2/3% of its outstanding capital stock, with F2 Broadcast continuing to exist, but changing its name to Strat Petroleum, Ltd.

         On July 12, 2004, by Acquisition Agreement and Plan of Merger, among Strat Petroleum, Ltd. and five individual shareholders of an aggregate of 200,000,000 Inese shares, constituting all its issued and outstanding shares, Strat Petroleum, Ltd. acquired all such Inese Ltd. shares in exchange for 696,000,000 Strat Petroleum, Ltd. shares. In addition $500,000 in Strat Petroleum, Ltd. Notes Payable were converted into 379,000,000 Strat Petroleum, Ltd. shares.

Item 2. Acquisition or Disposition of Assets.

        Not applicable.

Item 3. Bankruptcy or Receivership.

        Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

        Not applicable.

Item 5. Other Events.

On June 9, 2004, Ms. Jennifer Merhib, as sole Director on the Board of F2 Broadcast Inc. adopted a resolution to amend the articles of incorporation to provide capital structure of (1,500,000,000) one billion five hundred million (1,500,000,000) shares, with 1,450,000,000 common shares without par value and 50,000,000 serial preferred shares without par value.

On June 23, 2004, F2 Broadcast Network, Inc. applied for a Certificate of Amendment to its Articles of Incorporation to change its name to Strat Petroleum, Ltd., which was duly approved.


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The Board of Directors of Strat Petroleum, Ltd. agreed to change the year end of the Corporation from December 31, to June 30, effective the most current year end being June 30, 2004, to reflect the change in control of the Company and new direction management plans to take it.

On July 8, 2004, Ms. Jennifer Merhib, as sole Director on the Board of Strat Petroleum, Ltd. declared and authorized the issue of three hundred and seventy-nine million (379,000,000) Common Shares, to five individuals upon conversion of the Notes Payable.

On July 8, 2004, Ms. Jennifer Merhib, as sole Director on the Board of Strat Petroleum, Ltd. declared and authorized the issue of six hundred and ninety-seven million (697,000,000) Common Shares, to be issued to the shareholders of Inese Ltd. for all the outstanding shares held. Ms. Merhib, also authorized the issue of fifty six million five hundred thousand shares (56,500,000) to First Summit Financial Group Corp. and its principals for consulting services effecting the acquisition Inese Ltd.

On July 12, 2004, Mr. Sam Hyams was appointed as sole Director on the Board of Directors, solely and unconditionally authorized to act on behalf of Strat Petroleum, Ltd. then the two directors duly elected Mr. Hyams as President, Chief Executive Officer, Chairman and Secretary of the Company.

Item 6.  Resignations of Registrant's Directors.

On July 12, 2004, Ms. Jennifer Merhib resigned as the President and sole Director of F2 Broadcast Network Inc. In her letter of resignation, Ms. Jennifer Merhib did not indicate a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices, or give a reason for her resignation, or request that any reason be disclosed.

Item 7. Financial Statements And Exhibits.

         (a) Financial Statements - None.

         (b) Exhibits

            7.1   Letter of Resignation from Ms. Jennifer Merhib

            7.2   Letter of appointment Of Mr. Sam Hyams as Director

            7.3 Letter of appointment Of Mr. Sam Hyams as President, Chief Executive Officer & Chairman and Secretary

            7.4 Resolution by the Board of Directors to Issue three hundred and seventy- nine million (379,000,000) Common Shares.


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            7.5   Resolution by the Board of Directors to Issue six hundred and ninety- seven million (697,000,000) Common Shares.

            7.6 Resolution by the Board of Directors to Issue fifty six million five hundred thousand shares (56,700,000) Common Shares.

            7.7 F2 Broadcast Network, Inc. reverse stock split of 25 old shares for one new share.

            7.8 Resolution by the Board of Directors to change the year end of the Corporation from December 31, to June 30, effective the year ended June 30, 2004.

            7.9 Resolution by the Board of Directors to change the Authorized Capital of the Corporation to 1,500,000,000 shares comprised of 1,450,000,000 shares of Common Stock without par value, and 50,000,000 Preferred Stock without par value.

            7.10 Agreement Transferring Control of F2 Broadcast Network, Inc. to the shareholders of Inese Ltd.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:       November 21, 2005               Strat Petroleum, Ltd.

                                            By: /s/ H. Sam Hyams
                                                ----------------------------
                                                Mr. H. Sam Hyams
                                                Chief Executive Officer
                                                President, Chairman of the Board